Exhibit 10.1

AMENDMENT THREE

TO THE

SEVERANCE PROGRAM FOR OFFICERS
OF
CONSOLIDATED EDISON, INC. AND ITS SUBSIDIARIES

(As Amended and Restated effective January 1, 2008)

In accordance with resolutions adopted by the Board of Directors of Consolidated Edison, Inc. and the Board of Trustees of Consolidated Edison Company of New York, Inc. on July 20, 2017 approving an amendment to the definition of “Participant” under the Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries (the “Plan”), the undersigned hereby approves, effective as of January 1, 2017, the amendment to the Plan set forth below.

The definition of is “Participant” is amended as follows:

“Participant” at any time shall mean each person who (i) is an officer of CECONY, O&R, or CET, or is then holding the office of president or higher level of CEI or any subsidiary of CEI; provided, however, that any individual who would otherwise be a participant shall not be eligible to receive any severance payments or benefits hereunder (x) unless such individual has signed a release agreement with the Company in the form of Annex 1 hereto or in such form as has been approved by the Administrator for this purpose from time to time prior to a Change of Control, or (y) if such individual is a party to a then effective separate written agreement with the Company which has been authorized or adopted by the Board or the Committee which expressly provides for severance payments or benefits (unless such agreement expressly provides for participation in this Program).

IN WITNESS WHEREOF, the undersigned has executed this instrument this 24 day of July, 2017.

/s/ Richard Bagwell
Richard Bagwell
Plan Administrator, and Vice President -
Human Resources
Consolidated Edison Company of New York, Inc.